CUSIP NO. 56117J100	13G

Exhibit 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

1) Merced OKR, LLC, a California limited liability company

2) Robert R. Alkema, a U.S. citizen

3) Anna M. Alkema, a U.S. citizen